Exhibit 32.1

CERTIFICATION

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Daniel Mckinney, the Chief Executive Officer of Sino Fibre Communications, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-Q of Sino Fibre Communications, Inc., for the quarterly period ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Sino Fibre Communications, Inc..

Date:  Aug 14, 2008.

/s/ Daniel Mckinney
_______________________________
Daniel Mckinney
Chief Executive Officer
(Principal Financial Officer and
Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Sino Fibre Communications, Inc. and will be retained by Sino Fibre Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.